UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006 (January 13, 2006)

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2006, the Company announced the appointment of Donn Mitchell II as chief financial officer of the Isle of Capri Casinos, Inc. (Company).  Mitchell joined the Company in 1996 as senior director of finance and most recently served as interim chief financial officer for the Company.  Mitchell is thirty-seven years old.   A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of this announcement, the Company entered into an employment agreement dated January 13, 2006 with Mitchell.  The agreement states that Mitchell will be compensated a base annual salary of $250,000, subject to increases as may be determined by the Company.  Mitchell is eligible to participate in the stock option, bonus and other benefit plans made available to officers of the Company.  The employment agreement is for an initial term of one year and is renewable for successive one-year periods thereafter.  In the event of termination without cause, Mitchell shall be entitled to a maximum period of salary and benefit continuation of 12 months, or until new employment begins, whichever occurs first.   Additionally, in the event of death or disability, the maximum period of salary and benefit continuation is 18 months, in addition to a lump sum payment equal to the average of the previous three years’ bonus payment, inclusive of deferred amounts. If Mitchell has a significant reduction in duties or is required to move his residence following a change of control of the Company, Mitchell shall be entitled to salary and benefit continuation for a period of 18 months or until new employment begins, whichever occurs first; a lump sum payment equal to the average of the previous three years’ bonus payment, inclusive of deferred amounts, vesting of all stock options, and payment of all deferred bonuses.  Mitchell is subject to obligations of confidentiality indefinitely, and non-competition and non-solicitation during the period of employment and for one year following termination of employment. A copy of the agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    To the extent applicable, the disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1 99.2	Notification dated January 13, 2006 Employment Agreement dated January 13, 2006

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: January 18, 2006	By:	/s/ DONN MITCHELL II
	Name:	Donn Mitchell II
	Title:	Chief Financial Officer